                                                                     EXHIBIT 2.1
                            STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement ("AGREEMENT") is made as of April 14, 1997, by Guitar Center, Inc., a Delaware corporation ("BUYER"), Rhythm City, Inc., a Georgia corporation (the "COMPANY"), and George A. Luther, Sr. and Nadine H. Luther, individual residents in the State of Georgia (each a "SELLER" and, collectively, the "SELLERS").

                                    RECITALS

          Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "SHARES") of capital stock of the Company for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

          The parties, intending to be legally bound, agree as follows:

          1.   DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

          "APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

          "BALANCE SHEET"--as defined in Section 3.4.

          "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

          "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          "BUYER"--as defined in the first paragraph of this Agreement.

          "CAPITALIZED LEASE OBLIGATIONS"--rental obligations of a leasee under leases that are required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CLOSING"--as defined in Section 2.3.

          "CLOSING DATE"--the date and time as of which the Closing actually takes place.

          "COMPANY"--as defined in the Recitals of this Agreement.

          "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

          (a)  the sale of the Shares by Sellers to Buyer;

          (b) the execution, delivery, and performance of the Lease, the Other Real Estate Documents, the SR Employment Agreement, the JR Employment Agreement, the Noncompetition Agreement and the Releases;

          (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

          (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

          "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

          "CURRENT ASSETS"--all cash, cash equivalents, inventory and accounts receivable, calculated in accordance with GAAP subject, in the case of inventory and accounts receivable, to the applicable specific valuation provisions contained in Article 2 of this Agreement.

          "CURRENT LIABILITIES"--all current liabilities calculated in accordance with GAAP (other than any portion of Funded Debt which would otherwise be classified as a current liability).

          "DAMAGES"--as defined in Section 10.2.

          "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, easement, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, or any other right of any third party, whether voluntarily incurred or arising by operation of law, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, and including, without limitation, any agreement to give any of the foregoing in the future.

          "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

          The terms "REMOVAL," "REMEDIAL," and "RESPONSE ACTION," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

          "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)  protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

          "FUNDED DEBT"--of the Company means, without duplication, (i) all obligations of the Company for borrowed money, including, without limitation, all obligations for accrued and unpaid interest thereon and any pre-payment premiums or penalties (and associated expenses) with respect thereto, (ii) any reimbursement obligations of the Company in respect of any letters of credit,
(iii) any Capitalized Lease Obligations of the Company, (iv) all obligations of the Company for the payment of brokerage and other similar fees and expenses arising in connection with the transactions contemplated hereby, whether or not set forth on any of the Schedules, (v) any non-current liability of the Company not encompassed by clauses (i) through (iv), and (vi) all guarantees issued by the Company in respect of any obligations of any Person (other than the Company) of the type described in the foregoing clauses (i) through (v).

          "GAAP"--generally accepted United States accounting principles.

          "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "GOVERNMENTAL BODY"--any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from, the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

          "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.23.

          "INTERIM BALANCE SHEET"--as defined in Section 3.4.

          "INVENTORY PRICING DETAIL" --inventory pricing schedules prepared jointly by Sellers and Buyer which set forth agreed upon prices for items of inventory to be valued pursuant to Section 2.5(d). The Inventory Pricing Detail consists of, for each of the Atlanta Store and the Smyrna Store, separate pricing schedules for (i) general usable inventory, (ii) band instruments and related inventory (the "BAND PRICING SCHEDULE"), (iii) orchestra instruments and related inventory (the "ORCHESTRA PRICING SCHEDULE", (iv) digital keyboards and related inventory (the "DIGITAL KEYBOARD PRICING SCHEDULE"), and (v) miscellaneous inventory; except that, because the Smyrna Store does not sell home digital keyboards, there is no pricing schedule for home digital keyboards with respect to the Smyrna Store.

          "IRC"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "JR EMPLOYMENT AGREEMENT"--as defined in Section 2.4(a)(iii).

          "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a)  such individual is actually aware of such fact or other matter;
     or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "LEASE"--as defined in Section 2.4(a)(v).

          "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          "NONCOMPETITION AGREEMENT"--as defined in Section 2.4(a)(iv).

          "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

          "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation, as the case may be, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(e) any amendment to any of the foregoing.

          "OTHER REAL ESTATE DOCUMENTS"--(i) the Termination of Lease, dated as of the date hereof, between Sellers and the Company with respect to certain real property adjacent to the Atlanta Store (as defined in Section 2.8), (ii) the Termination of Lease, dated as of the date hereof, between Sellers and the Company with respect to a warehouse located on the real property referred to in clause (i) of this definition, and (iii) the Declaration of Restrictive Covenants executed by George A. Luther, Sr. with respect to the Smyrna Store to be filed in the real estate records for Cobb County, Georgia pursuant to Section 5.9.

          "PENSION PLAN"--as defined in Section 3.13.

          "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "RELATED PERSON"--with respect to a particular individual:

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that holds a Material Interest in such specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f)  any Related Person of any individual described in clause (b) or
     (c).

          For purposes of this definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

          "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

          "RELEASES"--as defined in Section 2.4(a)(ii).

          "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "SECURITIES EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "SELLERS"--as defined in the first paragraph of this Agreement.

          "SHARES"--as defined in the Recitals of this Agreement.

          "SR EMPLOYMENT AGREEMENT"--as defined in Section 2.4(a)(iii).

          "SUBSIDIARY"--with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

          "TAX"--any tax (including, without limitation, any income tax, capital gains tax, franchise tax, value-added tax, sales tax, property tax, use tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant too any tax-sharing agreement or any other Contract related to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "THREATENED"--a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     2.   SALE AND TRANSFER OF SHARES; CLOSING.

          2.1  SHARES.

          Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from the Sellers.

          2.2  PURCHASE PRICE.

          The purchase price (the "PURCHASE PRICE") for the Shares will be
(a) $10,300,000 (the "PRELIMINARY PURCHASE PRICE"), LESS (b) the aggregate amount of Funded Debt of the Company that remains unpaid as of the Closing, PLUS
(c) the Working Capital Adjustment Amount (it being understood that such adjustment amount may be either positive or negative).

          2.3  CLOSING.

          The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of Buyer's counsel at One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia, at 10:00 a.m. (local time) on April 16, 1997 or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          2.4  CLOSING OBLIGATIONS.

          (a) SELLER DELIVERIES: Sellers will deliver or cause to be delivered to Buyer (all such deliveries to be made at and as of the Closing unless otherwise specified):

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

              (ii) a release in the form of Exhibit 2.4(a)(ii)(1) executed by each Seller (the "SELLERS RELEASE") and a release in the form of Exhibit 2.4(a)(ii)(2) executed by George A. Luther, Jr. (the "JR RELEASE" and, collectively with the Sellers Release, the "RELEASES");

             (iii) an employment agreement (the "SR EMPLOYMENT AGREEMENT") in the form of Exhibit 2.4(a)(iii)(1) executed by the Company and George A. Luther, Sr., and an employment agreement (the "JR EMPLOYMENT AGREEMENT") in the form of Exhibit 2.4(a)(iii)(2) executed by the Company and George A. Luther, Jr.;

              (iv) a noncompetition agreement in the form of Exhibit 2.4(a)(iv), executed by each Seller (the "NONCOMPETITION AGREEMENT");

               (v) an amended lease (the "LEASE") in the form of Exhibit 2.4(a)(v) executed by George A. Luther, Sr. and the Company relating to the Company's store located at 578 Windy Hill Road, S.E., Smyrna, Georgia (the "SMYRNA STORE");

              (vi)  the Other Real Estate Documents;

             (vii) a certificate executed by each Seller to the effect that each of Sellers' and the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the schedules attached hereto (the "SCHEDULES") that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5 and any waiver granted by Buyer pursuant to Section 11.9);

            (viii) on or before the third business day prior to the Closing, a schedule of the estimated Funded Debt and Net Working Capital as of the Closing, certified by each Seller; and

              (ix)  an IRS Form W-9 duly executed by each of the Sellers.

          (b) BUYER'S DELIVERIES: Buyer will deliver to Sellers at and as of the Closing:

               (i) by bank cashier's or certified check payable to the order of Sellers, or by wire transfer to accounts specified by Sellers (in either case allocated between Sellers in accordance with their joint written instructions), an amount equal to: (A) $10,300,000, LESS (B) the aggregate amount of Funded Debt of the Company that remains unpaid as of the Closing, LESS (C) an amount equal to the Working Capital Cash Holdback (as defined in Section 2.6(a)), LESS (D) an amount equal to the Indemnification Cash Holdback (as defined in Section 2.7(a)) PLUS (E) the Working Capital Advance (as defined in subsection (c) of this Section 2.4); and

               (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

          (c) "WORKING CAPITAL ADVANCE" shall mean an amount equal to (i) the Company's actual collected cash balance as of the Closing Date (net of outstanding checks), LESS (ii) an amount equal to the Company's accounts payable, including, without limitation, accounts payable in respect of professional fees, as of the Closing Date, LESS (iii) an amount equal to all accrued salaries and bonuses payable to Sellers and George A. Luther, Jr., LESS (iv) an amount equal to all accrued amounts payable to Sellers in respect of any lease payments, LESS (v) $500,000. Sellers agree that the amounts identified in clauses (ii), (iii) and (iv) of the previous sentence shall actually be paid by the Company no later than the Closing Date and the amount identified in clause (v) shall be transferred on the Closing Date to a separate account of the Company to be newly-established by Buyer. The foregoing payments are intended to cause all accounts payable to vendors, all accrued obligations to Sellers and all accrued professional fees of the Company to be paid as of the Closing and to provide a reserve for any other liabilities of the Company as identified and represented by Sellers.

          2.5  WORKING CAPITAL ADJUSTMENT.

          (a) CALCULATION OF ADJUSTMENTS. The "WORKING CAPITAL ADJUSTMENT AMOUNT" (which may be a positive or negative number) will be equal to (i) the Closing Date Net Working Capital (as defined below), minus (ii) $5,100,000 (which amount represents Sellers' target for Closing Date Net Working Capital, consisting of inventory valued at $4,900,000 and accounts receivable valued at $200,000), minus (iii) an amount equal to the Working Capital Advance.

          (b) PREPARATION OF CLOSING BALANCE SHEET. Buyer will cause to be prepared financial statements (the "CLOSING FINANCIAL STATEMENTS") of the Company as of the Closing Date, including (i) a balance sheet of the Company as of the Closing Date (the "CLOSING BALANCE SHEET"), and (ii) a calculation of Net Working Capital (as defined below) of the Company as determined from the Closing Balance Sheet ("CLOSING DATE NET WORKING CAPITAL"). The Closing Balance Sheet shall (i) be prepared in accordance with GAAP (subject to the specific valuation provisions applicable to inventory and accounts receivable as contained in this Agreement), and (ii) fairly present the financial position of the Company as of the Closing Date. For the purpose hereof, "NET WORKING CAPITAL" as of any date shall, subject to the adjustments and conventions set forth in the last sentence of this Section 2.5(b), be determined in accordance with GAAP and shall mean (i) the Current Assets of the Company as of such date, minus (ii) the Current Liabilities of the Company as of such date. Notwithstanding any provision of this Agreement to the contrary, in calculating Net Working Capital and Closing Date Net Working Capital pursuant to this Section 2.5, in no event shall Current Assets include any deferred income tax asset including, without limitation, any such deferred income tax asset related to unrealized net operating loss carryforwards of the Company.

          (c) DELIVERIES: Buyer will deliver the Closing Financial Statements to Sellers within sixty (60) days after the Closing Date. If within thirty (30) days following delivery of the Closing Financial Statements, Sellers have not given Buyer notice of objection to the Closing Financial Statements (such notice must contain a statement of the basis of Sellers' objection in reasonable detail), then the Closing Date Net Working Capital calculation shall be used in computing the Working Capital Adjustment Amount. If Sellers give such notice of objection, Buyer, Sellers and their respective accountants shall meet to resolve the dispute. If the dispute has not been resolved within 15 days after Sellers give notice of Sellers' objection, then the issues in dispute will be submitted to KPMG Peat

Marwick LLP (the "ACCOUNTANTS") for resolution. If issues in dispute are submitted to the Accountants for resolution: (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) Buyer, on one hand, and Sellers, on the other hand, will each bear 50% of the fees of the Accountants for such determination.

          (d) INVENTORY: In calculating the Closing Date Net Working Capital, the following procedures shall be utilized to value the Company's physical inventory:

               (i) On or as soon as practicable after the Closing, and in any event within ten (10) business days thereafter (the "INVENTORY DATE"), Buyer shall take a physical inventory of all of the inventory owned by the Company located in or about the Facilities (the "AVAILABLE INVENTORY"), and shall list each item of Available Inventory on inventory sheets. Upon the completion of such physical inventory, Buyer shall deliver to Sellers a copy of the inventory sheets described above.

              (ii) As soon as practicable but, in any event, not later than sixty (60) days after the Inventory Date, Buyer, with the assistance of Sellers, shall price the Available Inventory listed on the inventory sheets at the price indicated by location on the Inventory Pricing Detail (which is Exhibit 2.5(d)(ii) hereto); PROVIDED, HOWEVER, that (i) any inventory designated "a", "e", "i" or "n" will be discounted 11% from the prices listed in the Inventory Pricing Detail, (ii) band instruments and related inventory shall be priced at 50% of the price listed on the Band Pricing Schedule by location, (iii) orchestra instruments and related inventory shall be priced at 50% of the price listed on the Orchestra Pricing Schedule by location, (iv) digital keyboards and related inventory shall be priced at 50% of the price listed Digital Keyboard Pricing Schedule, and
     (v) notwithstanding the foregoing provision of this sentence, any inventory received by the Company after March 11, 1997 shall be priced, on a LAST IN, FIRST OUT basis, at the Company's cost less all discounts, allowances, rebates, incentive payments and similar credits routinely received by the Company. Buyer shall promptly deliver to Sellers a statement (the "INVENTORY STATEMENT") which shall set forth all such items of the Available Inventory (the "PURCHASED INVENTORY"), the unit prices of the Purchased Inventory and the aggregate price of all the Purchased Inventory listed on the Inventory Statement, as priced pursuant to this Section 2.5(d)(ii). The term "INVENTORY VALUE" shall mean the aggregate price of all the Purchased Inventory listed on the Inventory Statement, as priced pursuant to this Section 2.5(d)(ii) and shall be reflected on the Closing Balance Sheet. Buyer and Sellers each undertake to take all commercially reasonable steps to cause the inventory settlement date contemplated by this Section 2.5(d)(ii) to occur within sixty (60) days after the Closing Date.

             (iii) Within thirty (30) days after its receipt of the Inventory Statement, Sellers shall give Buyer written notice indicating whether Sellers accept the Inventory Statement. The failure to give any notice within that time shall be deemed to constitute acceptance of the Inventory Statement by Sellers. If the Inventory Statement is disputed, Buyer, Sellers, and their respective accountants shall meet to resolve the dispute. If the dispute has not been resolved within fifteen (15) days after Sellers give notice of Sellers' dispute with the Inventory Statement, the outstanding issues shall be submitted to the Accountants for final resolution. The fees of the Accountants shall be paid equally by Buyer, on the one hand, and Sellers, on the other. The Inventory Statement prepared as provided herein shall be final, binding, and conclusive in the absence of manifest error.

              (iv) Buyer and Sellers acknowledge and agree that the prices for inventory established by the Inventory Pricing Detail and the mechanisms set forth in subsection (ii) of this Section 2.5(d) have been negotiated and agreed to by Buyer and Sellers and do not necessarily represent the current or historical cost of goods of either the Company or the Buyer.

          (e) ACCOUNTS RECEIVABLE: In calculating the Closing Date Net Working Capital, the following procedures shall be utilized to value the Company's accounts receivable:

               (i) One day prior to the Closing Date (the "ACCOUNTS RECEIVABLE DATE"), Sellers shall provide Buyer with a statement (the "PRE-CLOSING ACCOUNTS RECEIVABLE STATEMENT"), which identifies and itemizes each of the accounts receivable of the Company (the "ACCOUNTS RECEIVABLE") as of the Accounts Receivable Date, the face value of each such Account Receivable as of the Accounts Receivable Date, the aggregate face value of all such Accounts Receivable as of the Accounts Receivable Date and the amount of any related reserves for doubtful accounts.

              (ii) For a period of sixty (60) days following the Closing Date, the Company agrees to use reasonable commercial efforts to pursue the collection of the Accounts Receivable. Sixty (60) days following the Closing Date, or as soon thereafter as practicable, but in any event not more than seventy (70) days after the Closing Date (the "RETURN DATE"), Buyer shall deliver to Sellers a written statement (the "ACCOUNTS RECEIVABLE STATEMENT") setting forth the Accounts Receivable that have been collected during the sixty (60) days immediately following the Closing Date (the "COLLECTED ACCOUNTS RECEIVABLE"), the aggregate amount of payments that have been received by Buyer in connection with the Collected Accounts Receivable (the "ACCOUNTS RECEIVABLE VALUE"), the Accounts Receivable that are uncollected as of sixty (60) days immediately following the Accounts Receivable Date (the "UNCOLLECTED ACCOUNTS RECEIVABLE"), and the aggregate face value of the Uncollected Accounts Receivable. The Closing Balance Sheet shall reflect the Accounts Receivable Value and no value shall be attributed to Uncollected Accounts Receivable. Buyer will not incur any out-of-pocket collection costs with respect to any of the Accounts Receivable unless Sellers agree to reimburse Buyer for such costs.

             (iii) In computing the aggregate payments that have been received by the Company in connection with the Accounts Receivable for purposes of the Accounts Receivable Statement and the Accounts Receivable Value,
     (a) all payments received through the Return Date shall be accounted for and (b) any payments received prior to the Return Date by the Company on credit sales from any customer whose account appears in the Accounts Receivable Statement (excluding payments by customers whose account balances are in dispute) shall be deemed to be made first in payment of the oldest Account Receivable of such customer which appears on the Pre-Closing Accounts Receivable Statement except where a payment is specifically identified to the contrary by the customer. Within thirty (30) days after its receipt of the Accounts Receivable Statement, Sellers shall give Buyer written notice indicating whether Sellers accept the Accounts Receivable Statement. The failure to give any notice within that time shall be deemed to constitute acceptance of the Accounts Receivable Statement by Sellers. If the Accounts Receivable Statement is disputed, Buyer, Sellers, and their respective accountants shall meet to resolve the dispute. If the dispute has not been resolved within fifteen (15) days after Sellers give notice of their dispute with the Accounts Receivable Statement, the outstanding issues shall be submitted to the Accountants for final resolution. The fees of the Accountants shall be paid equally by Buyer, on the one hand, and Sellers on the other. The Accounts Receivable Statement prepared as provided herein shall be final, binding and conclusive in the absence of manifest error. For a period of thirty (30) days immediately following delivery of the Accounts Receivable Statement, Buyer shall provide to Sellers in reasonable detail any and all work papers and other documents used in the preparation of the Accounts Receivable Statement.

          2.6  WORKING CAPITAL CASH HOLDBACK AND ADJUSTMENT PROCEDURE.

          (a) Buyer is entitled to withhold a cash fund of $450,000 (the "WORKING CAPITAL CASH HOLDBACK") for a period of at least 90 days after the Closing Date to be used as described in this Section 2.6 and to otherwise satisfy claims, if any, for indemnification pursuant to Section 10 on a non-exclusive basis.

          (b) The term "WORKING CAPITAL HOLDBACK DIFFERENTIAL" (which may be a positive or negative number) shall mean the sum of (i) the Working Capital Cash Holdback, PLUS (ii) the Working Capital Adjustment Amount.

          (c) Upon the later of (i) the 90th day after the Closing Date, (ii) the date on which Sellers accept the Closing Financial Statements without objection, and (iii) the date on which Sellers' objections, if any, to the Closing Financial Statements have been conclusively resolved pursuant to Section 2.5(c) (the "WORKING CAPITAL DETERMINATION DATE"), the Working Capital Holdback Differential shall be determined and paid as follows:

               (i) if the Working Capital Holdback Differential is a positive value, then, except to the extent of any claims for Damages (as defined in Section 10.2) then outstanding and unresolved, Buyer shall pay the Working Capital Holdback Differential to Sellers (by certified or cashier's checks payable to the order of Sellers and allocated between Sellers in accordance with their joint written instructions); and

               (ii) if the Working Capital Holdback Differential is a negative value, then Buyer shall retain the Working Capital Cash Holdback and Sellers shall pay the Working Capital Holdback Differential to Buyer by certified bank or cashier's check payable to the order of Buyer.

          (d) The Working Capital Cash Holdback shall bear interest from the day after the Closing Date through the date of payment at the prime rate as established from time to time by Wells Fargo Bank, N.A. (based on a 365 day year and the actual number of days elapsed). Upon the Working Capital Determination Date, to the extent any portion of the Working Capital Cash Holdback is retained by Buyer, Buyer shall also retain a pro rata share of the interest earned on the Working Capital Cash Holdback to such date, and to the extent that any portion of the Working Capital Cash Holdback is paid to Sellers, Sellers shall receive a pro rata share of the interest earned on the Working Capital Cash Holdback to such date.

          (e) Notwithstanding subsection (c) of the this Section 2.6, the Working Capital Determination Date shall occur on the 60th date after the Closing Date if on such date: (i) the Sellers have accepted the Closing Financial Statements without objection, (ii) Buyer has received releases, in form and substance satisfactory to Buyer, of all Encumbrances against the assets of the Company, and (iii) the Buyer has received documentation from the Company's 20 largest vendors (based on the dollar value of merchandise purchased from vendors during the fiscal year ended August 31, 1996) that such vendors have been paid all amounts due and owing as of the Closing Date.

          2.7  INDEMNIFICATION CASH HOLDBACK AND ADJUSTMENT PROCEDURE.

          (a) Buyer is entitled to withhold a cash fund of $450,000 (the "INDEMNIFICATION CASH HOLDBACK" for a period of at least 180 days after the Closing Date to satisfy claims, if any, for indemnification pursuant to Section 10 on a non-exclusive basis.

          (b) The term "INDEMNIFICATION HOLDBACK DIFFERENTIAL" (which may be a positive or negative number) shall mean the sum of (i) the Indemnification Cash Holdback, LESS (ii) the amount of any claims for Damages (as defined in Section 10.2) then outstanding and unresolved.

          (c)  Upon the later of (i) the 180th day after the Closing Date and
(ii) the date upon which the Sellers accept the Closing Financial Statements without objection (the "INDEMNIFICATION HOLDBACK DETERMINATION DATE"), the Indemnification Holdback Differential shall be determined and paid as follows:

               (i) if the Indemnification Holdback Differential is a positive value, then Buyer shall pay the Indemnification Holdback Differential to Sellers (by certified or cashier's checks payable to the order of Sellers and allocated between Sellers in accordance with their joint written instructions);


               (ii) if the Indemnification Holdback Differential is a negative value, then Buyer shall retain the Indemnification Cash Holdback and Sellers shall pay the Indemnification Holdback Differential to Buyer by certified bank or cashier's check payable to the order of Buyer.

          (d) The Indemnification Cash Holdback shall bear interest from the day after the Closing Date through the date of payment at the prime rate as established from time to time by Wells Fargo Bank, N.A. (based on a 365 day year and the actual number of days elapsed). Upon the Indemnification Holdback Determination Date, to the extent any portion of the Indemnification Cash Holdback is retained by Buyer, Buyer shall also retain a pro rata share of the interest earned on the Indemnification Cash Holdback to such date, and to the extent that any portion of the Indemnification Cash Holdback is paid to Sellers, Sellers shall receive a pro rata share of the interest earned on the Indemnification Cash Holdback to such date.

          2.8  REAL ESTATE TRANSFERS.

          Prior to, or substantially concurrently with, the Closing, Sellers and the Company will effect the transactions required, if any, to cause (i) the Company to own good and marketable title to the real property, and all improvements thereon, located at 1485 Northeast Expressway, Atlanta, Georgia (the "ATLANTA STORE"), (ii) the Company to own good and marketable title to the real property, and all improvements thereon, adjoining the Atlanta Store and used by the Company (the "ATLANTA WAREHOUSE"), (iii) any leases relating to the Atlanta Store or the Atlanta Warehouse to be terminated (such transactions, if any, collectively referred to herein as the "ATLANTA WAREHOUSE TRANSFER").

     3.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

          Each Seller and, prior to the Closing Date, the Company, represent and warrant to Buyer as follows:

          3.1  ORGANIZATION AND GOOD STANDING.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under each Applicable Contract. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Schedule 3.1 contains a complete and accurate list of all states or other jurisdictions in which the Company is qualified to do business as a foreign corporation.

          (b) Sellers have delivered to Buyer complete and correct copies of the Organizational Documents of the Company, as currently in effect.

          (c) The Company does not have, nor has the Company ever had, any Subsidiaries.

          3.2  AUTHORITY; NO CONFLICT.

          (a) This Agreement constitutes the legal, valid and binding obligation of Sellers and the Company, enforceable against each Seller and the Company in accordance with its terms. Upon the execution and delivery by George A. Luther, Sr. of the Lease and the SR Employment Agreement, and by Sellers of the Noncompetition Agreement, the Other Real Estate Documents and the Sellers Release (collectively, the "CONCURRENT AGREEMENTS"), the Concurrent Agreements will constitute the legal, valid and binding obligations of such Persons, enforceable against such Persons in accordance with their respective terms. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Concurrent Agreements and to perform their respective obligations under this Agreement and the Concurrent Agreements. The execution, delivery and performance of this Agreement and the Concurrent Agreements have been duly and validly authorized by all necessary action (corporate or other) of each Seller and the Company.

          (b) Except as set forth on Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)  contravene, conflict with, or result in a violation of
     (A) any provision of the Organizational Documents of the Company, or
     (B) any resolution adopted by the board of directors or the stockholders of the Company;

              (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Sellers, or any of the assets owned or used by the Company, may be subject;

             (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

              (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax, including, without limitation, any sales tax;

               (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

              (vi) as of the Closing Date, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; PROVIDED, HOWEVER, that this clause
     (vi) shall not apply with respect to dealer arrangements with trade vendors, it being understood that Sellers will cooperate and use their Best Efforts to assist the Company in maintaining the vendor relationships that Buyer desires to maintain (this proviso referred to herein as the "TRADE VENDOR EXCEPTION"); or

             (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

          Except for the Trade Vendor Exception and as set forth on
Schedule 3.2, as of the Closing Date, neither Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3  CAPITALIZATION.

          The authorized equity securities of the Company consist of 100 shares of common stock, par value $100.00 per share, of which 100 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the sole record and beneficial owners and holders of the Shares, free and clear of all Encumbrances (98 shares owned by George A. Luther, Sr. and 2 shares owned by Nadine H. Luther). No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares, except for such legends relating solely to the fact that such Shares have not been registered under the Securities Act. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts (including, without limitation, any warrants, options, rights or similar instruments) relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the Shares or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own and has never owned, and does not have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

          3.4  FINANCIAL STATEMENTS.

          Sellers have delivered to Buyer: (a) unaudited balance sheets of the Company as of August 31 for each of the years 1994 through 1996, and the related unaudited statements of income for each of the fiscal years then ended (the balance sheet of the Company as of August 31, 1996 referred to herein as the "BALANCE SHEET"), and (b) an unaudited balance sheet of the Company as of March 31, 1997 (the "INTERIM BALANCE SHEET") and the related unaudited statements of income for the seven months then ended. Such financial statements fairly and accurately present the financial condition and the results of operations of the Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. A reasonable and normalized level of Net Working Capital for the Company was approximately $5,100,000 as of the date of this Agreement based on the operations of the Company at that time. To the Knowledge of the Seller and the Company, no financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company. The Schedules provided by Sellers to Buyer which identify sales (i) by product category and (ii) between retail and mail-order are true, correct and complete.

          3.5  BOOKS AND RECORDS.

          The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholder, the board of directors, and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

          3.6  TITLE TO PROPERTIES; ENCUMBRANCES.

          Schedule 3.6 contains a complete and accurate list of all real property, leaseholds or other interests therein owned by the Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers or the Company and relating to such property or interests. After giving effect to the Atlanta Warehouse Transfer, and except for the Smyrna Store, the Company will own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) used by the Company in the conduct of its business, that the Company purports to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed on
Schedule 3.6 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed on Schedule 3.6. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet, and any assets to be contributed to the Company in connection with the Atlanta Warehouse Transfer, are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) liens for current taxes not yet due, and (b) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned (and after giving effect to the Atlanta Warehouse Transfer, to be owned) by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. Except as set forth on Schedule 3.6, the Company's business is conducted and operated solely and exclusively by and through the Company and not by or through any other person or entity or any officer, director, stockholder or Related Person.

          3.7  CONDITION AND SUFFICIENCY OF ASSETS.

          The buildings, plants, structures and equipment owned, leased or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put and for the operation of the Company's business as currently conducted, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

          3.8  ACCOUNTS RECEIVABLE.

          To the Knowledge of Sellers and the Company, all Accounts Receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of Sellers and the Company, unless paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of an appropriate reserve shown on the Balance Sheet or the Interim Balance

Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Each of such Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. To the Knowledge of Sellers and the Company, there is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Buyer acknowledges that its sole recourse for any breach of this Section 3.8 shall be to attribute no value to Uncollected Accounts Receivable for purposes of the Working Capital Adjustment called for by
Section 2.5.

          3.9  INVENTORY.

          All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company. Except as disclosed on
Schedule 3.9, the Company has good and marketable title to the inventories free and clear of all Encumbrances. The inventories do not include any material amount of inventory that is obsolete, excess, damaged or otherwise not merchantable or returnable to vendors for full credit. The inventories do not consist of any items held on consignment.

          3.10 NO UNDISCLOSED LIABILITIES.

          Except as set forth on Schedule 3.10, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations fully reflected or reserved against on the face of the Balance Sheet or the Interim Balance Sheet, as the case may be, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Any such liabilities consist solely of either Current Liabilities or Funded Debt.

          3.11 TAXES.

          (a) The Company has filed or caused to be filed (on a timely basis since 1991) all Tax Returns that are or were required to be filed by or with respect to the Company pursuant to applicable Legal Requirements through and including the Closing Date. Sellers have delivered to Buyer copies of, and
Schedule 3.11 contains a complete and accurate list of, all such Tax Returns filed since 1991. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed on Schedule 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

          (b) The United States federal and state income and sales Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through August 31, 1992. Schedule 3.11 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on Schedule 3.11, are being contested in good faith by appropriate proceedings. Schedule 3.11 describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since 1991, and the resulting deficiencies proposed by the IRS. Except as described on Schedule 3.11, neither Sellers nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

          (c) The charges, accruals and reserves with respect to Taxes on the respective books of the Company are, and will be as of the Closing, adequate (determined in accordance with GAAP) and are at least equal to that of Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or on Schedule 3.11. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, nor at any time has been, (i) an "S" corporation within the meaning of Section 1361 of the IRC, or (ii) a member of an affiliated group of companies within the meaning of
Section 1504 of the IRC.

          3.12 NO MATERIAL ADVERSE CHANGE.

          Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

          3.13 EMPLOYEE BENEFITS.

          (a)  DEFINITIONS.  The following terms, when used in this
Section 3.13, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in
     Section 501(c)(9) of the IRC providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which
     (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Sellers, the Company or an ERISA Affiliate or under which Sellers, the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of Sellers, the Company or any ERISA Affiliate (with respect to their relationship with such entities).

              (ii) EMPLOYEE PLANS. "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

             (iii) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              (iv) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Sellers or the Company as defined in
     Section 414(b), (c), (m) or (o) of the IRC, or under "common control" with Sellers or the Company, within the meaning of Section 4001(b)(1) of ERISA.

               (v) MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which Sellers, the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Sellers, the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Sellers, the Company or any ERISA Affiliate (with respect to their relationship with such entities).

              (vi) PBGC. "PBGC" shall mean the Pension Benefit Guaranty Corporation.

               (vii) PENSION PLAN. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which Sellers, the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Sellers, the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Sellers, the Company or any ERISA Affiliate (with respect to their relationship with such entities).

               (viii) WELFARE PLAN. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which Sellers, the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Sellers, the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Sellers, the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          (b) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Schedule 3.13 contains a complete list of Employee Plans which cover or have covered employees of Sellers or the Company (with respect to their relationship with such entities). True and complete copies of each of the following documents have been delivered by Sellers to Buyer: (i) each Welfare Plan, Pension Plan and Multiemployer Plan (and, if applicable, related trust agreements) which covers or has covered employees of Sellers or the Company (with respect to their relationship with such entities) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to Sellers' or the Company's employees and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement which covers or has covered employees of Sellers or the Company (with respect to their relationship with such entities) including written interpretations thereof and written descriptions thereof which have been distributed to Sellers' or the Company's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any Benefit Arrangement which is not in writing, (iii) the most recent determination or opinion letter issued by the IRS with respect to each Pension Plan and each Welfare Plan (other than a "multiemployer plan", as defined in Section 3(37) of ERISA) which covers or has covered employees of Sellers or the Company (with respect to its relationship with such entities), (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and each Welfare Plan (other than a "multi-employer plan", as defined in Section 3(37) of ERISA) which covers or has covered employees of Sellers or the Company (with respect to its relationship with such entities),
(v) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered employees of Sellers or the Company (with respect to its relationship with such entities), (vi) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of Sellers and the Company, and
(vii) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of Sellers or the Company.

          (c)  REPRESENTATIONS.

               (i)  PENSION PLANS

                    (A) The funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the IRC or as defined in
          Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. To the Knowledge of Sellers and the Company, none of Sellers, the Company or any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of
          Section 412(m) of the IRC and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. To the Knowledge of Sellers and the Company, none of Sellers, the Company or any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the IRC or
          Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. None of Sellers, the Company or any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                    (B) To the Knowledge of Sellers and the Company, none of Sellers, the Company or any ERISA Affiliate is required to provide security to a Pension Plan under Section 401(a)(29) of the IRC.

                    (C) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Sellers or the Company (with respect to their relationship with such entities) is qualified and tax-exempt under the provisions of IRC Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                    (D) Each Pension Plan, each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Sellers or the Company (with respect to their relationship with such entities) presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the IRC.

                    (E) To the Knowledge of Sellers and the Company, Sellers and the Company have paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. To the Knowledge of Sellers and the Company, none of Sellers, the Company or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. To the Knowledge of Sellers and the Company, there has been no "reportable event" (as defined in Section 4043(c) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan and none of Sellers, the Company or any ERISA Affiliate is subject to Section 4043(b) of ERISA. No filing has been made by Sellers, the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. To the Knowledge of Sellers and the Company, no condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. None of Sellers, the Company or any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of
          Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which Sellers, the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

               (ii) MULTIEMPLOYER PLANS

                    (A) None of Sellers, the Company or any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of Sellers, the Company or any ERISA Affiliate. To the Knowledge of Sellers and the Company, none of Sellers, the Company or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                    (B) All contributions required to be made by Sellers, the Company or any ERISA Affiliate to each Multiemployer Plan have been made when due.

                    (C) If, as of the Closing Date, Sellers, the Company and all ERISA Affiliates were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

                    (D) To the best of Sellers' Knowledge, with respect to each Multiemployer Plan: (1) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of Sellers, the Company or any ERISA Affiliate under Title IV of ERISA;
          (2) no proceeding has been initiated by any person (including the PBGC) to terminate such Multiemployer Plan; (3) a "mass withdrawal", as defined in PBGC Reg. Section 2640.7, with respect to such Multiemployer Plan has not occurred; (4) Sellers, the Company and the ERISA Affiliates have no reason to believe that such Multiemployer Plan will be terminated or will be reorganized under ERISA or that a "mass withdrawal", as defined in PBGC Reg. Section 2640.7, will occur with respect to such Multiemployer Plan; and (5) Sellers, the Company and the ERISA Affiliates do not expect to withdraw in a "complete withdrawal" or "partial withdrawal" from such Multiemployer Plan.

            (iii)   WELFARE PLANS

                    (A) Each Welfare Plan which covers or has covered employees or former employees of Sellers or the Company (with respect to their relationship with such entities) has been maintained in compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the IRC.

                    (B) None of Sellers, the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Sellers, the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent Sellers or the Company from amending or terminating any such benefit plan or Welfare Plan.

                    (C) Each Welfare Plan which covers or has covered employees or former employees of Sellers, the Company or an ERISA Affiliate and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the IRC at all times.

                    (D) None of Sellers, the Company or any ERISA Affiliate has incurred any liability with respect to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA, under the terms of such Welfare Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligation to make contributions or other form of withdrawal from such Welfare Plan.

                    (E) If, as of the Closing Date, Sellers, the Company and all ERISA Affiliates were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all Welfare Plans that are "multiemployer plans", as defined in Section 3(37) of ERISA, it (and they) would incur no liabilities with respect to any such Welfare Plans under the terms of such Welfare Plans, any collective bargaining agreement or otherwise.


              (iv) BENEFIT ARRANGEMENTS. Each Benefit Arrangement which covers or has covered employees or former employees of Sellers or the Company (with respect to their relationship with such entities) has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the IRC. Except as set forth in Schedule 3.13, and except as provided by law, the employment of all persons presently employed or retained by Sellers and the Company is terminable at will without any liability to the Company.

               (v) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Section 511 of the IRC.

              (vi) DEDUCTIBILITY OF PAYMENTS. There is no contract, agreement, plan or arrangement covering any employee or former employee of Sellers or the Company (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by Sellers or the Company of any amount (i) that is not deductible by Sellers under
     Section 162(a)(1) or 404 of the IRC, whichever is applicable, (ii) for which the deduction by Sellers or the Company would be disallowed under
     Section 162(m) of the IRC, or (iii) that is an "excess parachute payment" pursuant to Section 280G of the IRC.

            (viii) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. None of Sellers, the Company or any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of Sellers, the Company or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the IRC, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the IRC, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Sellers and the Company have not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan (or other employee benefit plan subject to ERISA) and has not been assessed any civil penalty under Section 502(l) of ERISA.

              (ix) VALIDITY AND ENFORCEABILITY. To the Knowledge of Sellers and the Company, each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement which covers or has covered employees or former employees of Sellers or the Company (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

               (x) LITIGATION. To the Knowledge of Sellers and the Company, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against Sellers, the Company, any ERISA Affiliate or any Employee Plan.

              (xi) NO AMENDMENTS. To the Knowledge of Sellers and the Company, none of Sellers, the Company or any ERISA Affiliate has any announced plan or commitment to create any additional Employee Plans which are intended to cover employees or former employees of Sellers or the Company (with respect to their relationship with such entities) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Sellers or the Company (with respect to their relationship with such entities).

             (xii) NO OTHER MATERIAL LIABILITY. No event has occurred in connection with which Sellers, the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of Sellers or the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

            (xiii) UNPAID CONTRIBUTIONS. None of Sellers, the Company or any ERISA Affiliate has any liability for unpaid contributions under
     Section 515 of ERISA with respect to any Pension Plan, Multiemployer Plan or Welfare Plan.

             (xiv) INSURANCE CONTRACTS. To the Knowledge of Sellers and the Company, none of Sellers, the Company or any Employee Plan (other than a "multiemployer plan," as defined in Section 3(37) of ERISA) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

              (xv) NO ACCELERATION OR CREATION OF RIGHTS. Neither the execution and delivery of this Agreement or Concurrent Agreements by the parties thereto, nor the consummation of the Contemplated Transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          3.14 TRANSACTIONS WITH RELATED PERSONS.  Except as set forth on
Schedule 3.14, none of Sellers, any Related Person of either Seller, or any Related Person of the Company is, or since January 1, 1992 has been, a party to any transaction with the Company, or either Seller relating to the business of the Company, including without limitation, any Contract (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such Person or other person or entity in which any such Person has an interest as a shareholder, officer, director, trustee or partner. Except as set forth on Schedule 3.14, none of Sellers, any Related Person of either Seller, or any Related Person of the Company has, or since January 1, 1992 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. None of Sellers, any Related Person of either Seller, or any Related Person of the Company is, or since January 1, 1992 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has engaged in competition with the Company with respect to any line of the products or services of the Company (a "COMPETING BUSINESS") in any market presently served by the Company. Except as set forth on Schedule 3.14, none of Sellers, any Related Person of either Seller, or any Related Person of the Company has any claim or right against the Company.

          3.15 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          (a)  Except as set forth on Schedule 3.15:

               (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

              (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

             (iii) to the Knowledge of Sellers and the Company, the Company has not received, at any time since January 1, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Schedule 3.15 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed on Schedule 3.15 is valid and in full force and effect. Except as set forth on Schedule 3.15:

               (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on
     Schedule 3.15;

              (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 3.15, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed on Schedule 3.15;

             (iii) to the Knowledge of Sellers and the Company, the Company has not received, at any time since January 1, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

              (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on
     Schedule 3.15 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          The Governmental Authorizations listed on Schedule 3.15 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

          3.16 LEGAL PROCEEDINGS; ORDERS.

          (a)  Except as set forth on Schedule 3.16, there is no pending
Proceeding:

               (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

              (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

          To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 3.16.

          The Proceedings listed on Schedule 3.16 are for the sole account of the Sellers and, upon the Closing, the Sellers assume the obligation to defend, settle and pay any amounts owed or owing in connection with such Proceedings, and the failure thereof by the Sellers shall entitle the Indemnified Persons (as defined in Section 10.2) to be indemnified by the Sellers pursuant to Section 10.2.

          (b)  Except as set forth on Schedule 3.16:

               (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

              (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

             (iii) no officer, director, agent or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          (c)  Except as set forth on Schedule 3.16:

               (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Order, if any, to which it, or any of the assets owned or used by it, is or has been subject;

              (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

             (iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

          3.17 ABSENCE OF CERTAIN CHANGES AND EVENTS.

          Except as set forth on Schedule 3.17, since the date of the Balance Sheet (which is as of August 31, 1996), the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

          (a) change in the Company's authorized or issued capital stock; grant of any stock option, warrant or other right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b)  amendment to the Organizational Documents of the Company;

          (c) payment or increase by the Company of any bonuses, salaries or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

          (i)  material change in the accounting methods used by the Company;

          (j) material change in any tax reporting practice (including, without limitation, any related election) by the Company; or

          (k) agreement, whether oral or written, by the Company to do any of the foregoing.

          3.18 CONTRACTS; NO DEFAULTS.

          (a) As of the Closing Date, Schedule 3.18(a) will contain a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

              (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

             (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

              (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

              (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

             (vii) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

            (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Related Person of the Company or limit the freedom of the Company or any Related Person of the Company to engage in any line of business or to compete with any Person;

              (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

              (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

             (xii) each Applicable Contract for capital expenditures in excess of $5,000;

            (xiii) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

             (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          Schedule 3.18(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts and the Company's office where details relating to the Contracts are located.

          (b)  Except as set forth on Schedule 3.18(b):

               (i) Sellers (including any Related Person of either Seller) do not have and may not acquire any rights under, and Sellers do not have and may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

              (ii) No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth on Schedule 3.18(c), each Contract identified or required to be identified on Schedule 3.18(a) is in full force and effect and is valid and enforceable in accordance with its terms.

          (d)  Except as set forth on Schedule 3.18(d):

               (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

              (ii) to the Knowledge of Sellers and the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of such Contract;

             (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

              (iv) the Company has not given to or received from any other Person, at any time since January 1, 1992, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          (g) Schedule 3.18(g) contains a complete and accurate list of every arrangement pursuant to which the Company, or either Seller on behalf of the Company, presently does, or is obligated to, by contract or otherwise, purchase advertising (including "yellow pages" entries), and the type of advertising required to be purchased.

          3.19 INSURANCE.

          (a)  Sellers have delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company is or has been covered at any time within the five years preceding the date of this Agreement; and

              (ii) true and complete copies of all pending applications for policies of insurance.

          (b)  Schedule 3.19(b) describes:

               (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

              (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

             (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c) Schedule 3.19(c) sets forth, by year, for the current policy year and each of the three preceding policy years:

               (i)  a summary of the loss experience under each policy;

              (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

               (A)  the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C)  the amount and a brief description of the claim; and

             (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (d)  Except as set forth on Schedule 3.19(d):

               (i) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer (in such capacity) of the Company:

               (A)  are valid, outstanding, and enforceable;

               (B) are issued by an insurer that, to the Knowledge of the Company, is financially sound and reputable;

               (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

               (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

               (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

               (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

              (ii) Neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

             (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director (in such capacity) thereof.

              (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

          3.20 ENVIRONMENTAL MATTERS.

          Except as set forth on Schedule 3.20:

          (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

          (c) Neither Seller nor the Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) To the Knowledge of Sellers and the Company, neither Seller nor the Company, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which either Seller or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of Sellers, the Company, and any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

          (f) There has been no Release or, to the Knowledge of Sellers and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

          (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

          3.21 EMPLOYEES.

          (a) As of the Closing Date, Schedule 3.21(a) will contain a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status:
name; job title; current compensation paid or payable and any change in compensation since the date of the Balance Sheet; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Pension Plan, Welfare Plan, or any other Benefit Arrangement.

          (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with either Seller or the Company by any such employee or director. To Sellers' Knowledge, no director, officer or other key employee of the Company intends to terminate his employment with the Company.

          (c) Schedule 3.21(c) contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

          3.22 LABOR RELATIONS; COMPLIANCE.

          Since January 1, 1992, the Company is not and has not been a party to any collective bargaining or other labor Contract. Since January 1, 1992, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of Sellers and the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          3.23 INTELLECTUAL PROPERTY.

          (a) INTELLECTUAL PROPERTY ASSETS--The term "Intellectual Property Assets" includes:

               (i) the name "Rhythm City, Inc.", the name "American Discount Music", the name "American Music Center", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "MARKS");

              (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS");

             (iii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

              (iv) all rights in mask works (collectively, "RIGHTS IN MASK WORKS"); and

               (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS") owned, used, or licensed by the Company as licensee or licensor.

          (b) AGREEMENTS--Schedule 3.23(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          (c)  KNOW-HOW NECESSARY FOR THE BUSINESS.

               (i) The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as they are currently conducted. The Company is the owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

              (ii) Except as set forth on Schedule 3.23(c), all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

          (d)  PATENTS.

               (i) Schedule 3.23(d) contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities and other adverse claims.

              (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

             (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

              (iv) No Patent is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

          (e)  TRADEMARKS.

               (i) Schedule 3.23(e) contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

               (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v) No Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (f)    COPYRIGHTS.

               (i) Schedule 3.23(f) contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

               (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

               (iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

          (g)  TRADE SECRETS.

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality and value of their Trade Secrets.

               (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

               3.24 CERTAIN PAYMENTS.

          Since January 1, 1992, none of the Company, nor any director, officer, agent or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Related Person of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

               3.25 DISCLOSURE.

               (a) No representation or warranty of Sellers in this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

               (c) There is no fact known to Sellers that has specific application to Sellers or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or the Schedules.

               3.26 BROKERS OR FINDERS.

          None of Sellers, the Company or any agent thereof has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the transactions contemplated thereby.

          4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer represents and warrants to Sellers as follows:

          4.1  ORGANIZATION AND GOOD STANDING.

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          4.2  AUTHORITY; NO CONFLICT.

          (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) Except as set forth on Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)   any provision of Buyer's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

          Except as set forth on Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          4.3  INVESTMENT INTENT.

          Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer is an "Accredited Investor" as such term is defined in Rule 501 promulgated under the Securities Act.

          4.4  CERTAIN PROCEEDINGS.

          There is no pending Proceeding that has been commenced against Buyer and that challenges, or may reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

          4.5  BROKERS OR FINDERS.

          Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold each Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

          5.   COVENANTS OF SELLERS.

               5.1  ACCESS AND INVESTIGATION.

          Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") full access to the Company's personnel, properties (including subsurface testing), contracts, books and records and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating and other data and information as Buyer may reasonably request.

               5.2  OPERATION OF THE BUSINESSES OF THE COMPANY.

          Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

          (a) conduct the business of the Company only in the Ordinary Course of Business, except that the Company (i) may distribute to Sellers in partial redemption of Sellers' equity interest in the Company either or both of a Harley-Davidson motorcycle and a Ford Thunderbird automobile owned by the Company, and (ii) shall terminate the lease related to a 1983 Ford automobile owned by George A. Luther, Sr.;

          (b) use Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (c) confer with Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

          5.3  NEGATIVE COVENANT.

          Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in
Section 3.17 occurs or is likely to occur.

          5.4  REQUIRED APPROVALS AND PROVISION OF FINANCIAL DATA.

          As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified on Schedule 4.2.

          5.5  NOTIFICATION.

          Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if Sellers or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if Sellers or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

          5.6  NO NEGOTIATION.

          Prior to the Closing Date, Sellers shall not, directly or indirectly, sell, transfer, pledge, hypothecate, encumber or otherwise dispose or surrender possession of, any of the Shares, or any interest therein. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of Sellers' Representatives not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company, and Sellers shall promptly notify Buyer of any such inquiries or proposals.

          5.7  BEST EFFORTS.

          Between the date of this Agreement and the Closing Date, Sellers will use their respective Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

          5.8  FURTHER ASSURANCES.

          Sellers agree that at any time and from time to time after the Closing Date, Sellers will execute and deliver to any other party such further instruments or documents and take such further actions as may reasonably be required to give effect to the Contemplated Transactions.

          5.9  SMYRNA STORE.

          For a period of five years after the Closing Date, neither Seller shall lease the Smyrna Store to, permit the Smyrna Store to be sublet to, or permit the Smyrna Store to be used by, any Person engaged in the retail distribution or sale of musical instruments other than the Company, the Buyer or an affiliate thereof. Contemporaneously with the Closing, Sellers shall file, or cause to be filed, in the real estate records for Cobb County, Georgia, with respect to the Smyrna Store, a restrictive covenant that is consistent with the first sentence of this Section 5.9.

          5.10 CUSTOMERS.

          After the Closing, neither Seller shall solicit for the purpose of distributing musical instruments any Person who was a customer of the Company prior to the Closing, and neither Seller shall maintain possession of, use for his or her own benefit, or disclose to any third party, any of the Intellectual Property Assets, including, without limitation, any customer list.

          5.11 ACCRUED SALARIES AND LEASE PAYMENTS.

          Prior to the Closing, Sellers shall cause the Company to pay to Sellers and all of Sellers' Related Persons all accrued and unpaid salaries, accrued and unpaid lease payments, and all other accrued and unpaid amounts due and owing from the Company to such Persons.

          5.12 NAME RESERVATIONS.

          Prior to Closing, Sellers shall cause any name reservations or similar rights obtained by the Company or any Related Person of the Company (including, without limitation, all reservations in the State of Georgia for the name "Guitar Center" or any similar formulation) to be owned exclusively by the Company such that no other Related Person of the Company (including Sellers) has any interest therein.

          5.13 TAX RETURNS.

          As soon as practicable after the Closing Date, Sellers shall, at their expense, cause to be filed all Tax Returns covering periods ending on or before the Closing Date, including, without limitation, a short period return for the period September 1, 1996 to the Closing Date.

     6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE.

          6.1  APPROVALS OF GOVERNMENTAL BODIES.

          As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified on Schedule 3.2; PROVIDED, HOWEVER, that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

          6.2  BEST EFFORTS.

          Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

          Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part, in Buyer's sole discretion):

          7.1  ACCURACY OF REPRESENTATIONS.

          (a) All of Sellers' and the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

          (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.25 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

          7.2  SELLERS' PERFORMANCE.

          (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Section 2.4 or any other applicable provision of this Agreement must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.7 must have been performed and complied with in all respects.

          (c) Buyer must have received from Sellers or the Company all financial statements, schedules and notes thereto, and all other information concerning the Company, required (as determined by Buyer in its sole discretion) by the Securities Act, the Securities Exchange Act and the regulations promulgated thereunder, including without limitation, Item 3-05 of Regulation S-X.

          7.3  CONSENTS.

          Each of the Consents identified in Schedule 3.2 other than those covered by the Trade Vendor Exception, and each Consent identified on
Schedule 4.2, must have been obtained and must be in full force and effect.

          7.4  ADDITIONAL DOCUMENTS.

          Each of the following documents shall have been delivered to Buyer:

          (a) an opinion of J. Clifton Barlow, Jr., counsel to Sellers, dated as of the Closing Date, substantially in the form of Exhibit 7.4(a);

          (b) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
     (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

          7.5  NO PROCEEDINGS.

          Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.

          There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

          7.7  NO PROHIBITION.

          Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

          7.8  RESIGNATIONS.

          All of the members of the board of directors and all of the officers of the Company appointed or elected prior to the Closing shall have submitted their resignations, in form and content reasonably satisfactory to Buyer, effective on the Closing Date.

          7.9  APPROVAL OF DOCUMENTATION.

          The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be reasonably satisfactory in all respects to Buyer and its counsel and Buyer shall have received copies of such documents and instruments as Buyer and its counsel may reasonably request in connection with the Contemplated Transaction.

          7.10  FORCE MAJEURE.

          All or any material part of the assets of the Company shall not have been materially and adversely affected in any way by any act of God, fire, flood, war, legislation (proposed or enacted) or other event or occurrence, whether or not covered by insurance.

          7.11  ADVERSE VENDOR RELATIONS.

          Buyer shall be satisfied, in its sole discretion, that (i) no material adverse change in the Company's or Buyer's respective relationships with trade vendors to the Company has arisen or will arise after the Closing as a result of the Contemplated Transactions, and (ii) the Company has received from vendors all material requisite consents to maintain the Company's existing product lines after the Contemplated Transactions.

          7.12  RELEASE OF LIENS, CLAIMS, ETC.

          Prior to the Closing, Buyer shall have received releases, in form and substance reasonably satisfactory to Buyer, of all Encumbrances against the assets of the Company and Buyer shall be reasonably satisfied that, as a result, the Company has good and marketable title to its assets, free and clear of any Encumbrances; PROVIDED, HOWEVER, that if Buyer elects to waive such condition, Sellers agree to effect and deliver such releases at Sellers' expense as promptly as possible, but not in any event more than thirty (30) days after the Closing.

          7.13  FINANCING.

          Buyer shall have obtained financing in an amount sufficient to effect the Contemplated Transactions and to provide sufficient working capital for the Company to operate its business following the Closing on terms satisfactory to Buyer.

          7.14  DUE DILIGENCE REVIEW.

          Buyer and its Representatives shall have conducted a due diligence review of the books and records, financial statements, and other records and accounts of the Company, and in the sole and absolute discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been (i) since the date of the Balance Sheet, no material adverse change in the business, properties, financial condition, results of operations or prospects of the Company, and (ii) no breach of the representations and warranties or the pre-closing covenants of Sellers and the Company made pursuant to this Agreement or any Concurrent Agreement. Such review shall have no effect on the liability of any such person or entity under this Agreement or otherwise for breach of any representations, warranties or covenants thereby.

          7.15  PHASE I REPORT.

          Buyer and its Representatives shall have caused to be conducted by an independent environmental consultant a Phase I review of the Atlanta Store and the Atlanta Warehouse, Buyer shall have received a Phase I report with respect to such Phase I review, and in the sole discretion of Buyer, Buyer shall be satisfied with the results of such review.

          7.16  INTERIM FINANCIAL STATEMENTS.

          Seller shall have prepared and delivered to Buyer the Interim Balance Sheet and the related unaudited statements of income, changes in stockholders' equity and cash flow for the seven months ended March 31, 1997, including in each case the notes thereto.

          7.17  ADEQUATE WORKING CAPITAL.

          Sellers shall have delivered to Buyer evidence, satisfactory to Buyer in Buyer's sole discretion, that as of the Closing Date, the Net Working Capital of the Company is not less than $5,100,000.

     8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.

          Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part in Sellers' sole discretion):

          8.1  ACCURACY OF REPRESENTATIONS.

          All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          8.2  BUYER'S PERFORMANCE.

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payment required to be made by Buyer pursuant to Sections 2.4(b)(i).

          8.3  CONSENTS.

          Except for the Trade Vendor Exception, each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

          8.4  ADDITIONAL DOCUMENTS.

          Buyer must have caused the following documents to be delivered to
Sellers:

          (a) an opinion of counsel to Buyer, dated as of the Closing Date, in form reasonably satisfactory to Sellers and Sellers' counsel, such opinion(s) to cover the good standing of Buyer in the State of Delaware and due authorization of this Agreement and the Concurrent Agreements to which Buyer is a party; and

          (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
     Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

          8.5  NO INJUNCTION.

          There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     9.   TERMINATION.

          9.1  TERMINATION EVENTS.

          This Agreement may, by written notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

          (c)  by mutual consent of Buyer and Sellers; or

          (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 1997, or such later date as the parties may agree upon.

          9.2  EFFECT OF TERMINATION.

          Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, subject to Section 11.5.

     10.  INDEMNIFICATION; REMEDIES.

          10.1 SURVIVAL.

          All representations, warranties, covenants and obligations in this Agreement, the Schedules, the supplements, if any, to the Schedules, the certificate delivered pursuant to Section 2.4(a)(vii) and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.
The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations, unless the related written waiver expressly so provides.

          10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.

          Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by any Seller or the Company in this Agreement (without giving effect to any supplement to the Schedules), the Schedules, the supplements to the Schedules or any other certificate or document delivered by any Seller pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by any Seller or the Company in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than any such Breach that is disclosed in a supplement to the Schedules and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(vii) as having caused the condition specified in Section 7.1 not to be satisfied;

          (c) any Breach by any Seller or the Company of any covenant or obligation of either such Person in this Agreement;

          (d)  any matter disclosed on Schedule 3.16; or

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

          The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

          10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.

          Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          10.4  TIME LIMITATIONS.

          If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3 (Capitalization), 3.11 (Taxes), 3.13 (Employee Benefits), 3.15 (Compliance with Legal Requirements; Governmental Authorizations), 3.20 (Environmental Matters), and this Article 10, unless on or before the fifth anniversary of the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.3 may be made at any time; and a claim with respect to Section 3.11, 3.13, 3.15 or 3.20 may be made at any time up to the later of (i) the fifth anniversary of the Closing Date and (ii) 60 days after the termination of the relevant statute of limitations. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the fifth anniversary of the Closing Date, Sellers notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

          10.5  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

          (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 10.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such

Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.


          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

          10.6  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.

          A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     11.  GENERAL PROVISIONS.

          11.1  EXPENSES.

          Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay the reasonable fees of environmental consultants and other professionals in connection with a Phase I review of the Atlanta Store and the adjoining property owned in fee by the Company. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          11.2  PUBLIC ANNOUNCEMENTS.

          Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not intentionally make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

          11.3  CONFIDENTIALITY.

          Subject to Section 11.2, between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

          If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

          11.4  NOTICES.

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by a nationally recognized overnight delivery service (E.G., Federal Express) or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          (a)  If to Buyer, or to the Company after the Closing:

               Guitar Center, Inc.
               5155 Clareton Drive
               Agoura Hills, California 91301
               Attention:     President
               Telephone:     (818) 735-8800
               Facsimile:     (818) 755-8833

               In each case, with a copy to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, California 90071
               Attention:     Anthony J. Richmond, Esq.
                              James P. Beaubien, Esq.
               Telephone:     (213) 485-1234
               Facsimile:     (213) 891-8763

          (b)  If to Sellers, or to the Company prior to the Closing:

               George A. Luther, Sr.
               Nadine H. Luther
               9365 St. Georgen Common
               Deluth, Georgia 30155
               Telephone:     (770) 497-9626
               Facsimile:     (770) 497-0290

               In each case, with a copy to:

               J. Clifton Barlow, Jr., Esq.
               5303 Fairfield West
               Atlanta, Georgia 30338
               Telephone:  (770) 394-5550
               Facsimile:  (770) 394-5551

          11.5  REMEDIES.

          If the Closing does not occur due to a Breach of any representation, warranty or covenant made by any Seller or the Company prior to the Closing, or the failure of any condition set forth in Article 7, Buyer expressly retains the right (but not the obligation), which shall not be Buyer's exclusive remedy, to seek specific performance of Sellers' obligations under this Agreement, and each Seller expressly waives its right to assert any defenses to Buyer's pursuit of such remedy. If the Closing does not occur due to a Breach of any representation, warranty or covenant made by Buyer prior to the Closing, Sellers' damages shall be limited to a maximum of $500,000.

          11.6  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          11.7  DISPUTE RESOLUTION PROCESS.

          The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or any of the Concurrent Agreements (or any other agreement contemplated by or related to any such agreement), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "ARBITRABLE CLAIM"), shall be settled by final and binding arbitration conducted in Washington, D.C. All such Arbitrable Claims shall be settled by one arbitrator in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Such arbitrator shall be provided through the CPR Institute for Dispute Resolution ("CPR") by mutual agreement of the parties; PROVIDED that, absent such agreement, the arbitrator shall be appointed by CPR. In either event, such arbitrator may not have any preexisting, direct or indirect relationship with any party to the dispute. EACH PARTY HERETO EXPRESSLY CONSENTS TO, AND WAIVES ANY FUTURE OBJECTION TO, SUCH FORUM AND ARBITRATION RULES. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market), neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this
Section 11.7.

          Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claims arising out of or relating to this Agreement.

          The arbitration procedures shall follow the substantive law of the State of Delaware, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail.

          The Arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

          11.8  REPRESENTATION BY COUNSEL.

          EACH PARTY HERETO REPRESENTS AND AGREES WITH EACH OTHER THAT IT HAS BEEN REPRESENTED BY OR HAD THE OPPORTUNITY TO BE REPRESENTED BY, INDEPENDENT COUNSEL OF ITS OWN CHOOSING, AND THAT IT HAS HAD THE FULL RIGHT AND OPPORTUNITY TO CONSULT WITH ITS RESPECTIVE ATTORNEY(S), THAT TO THE EXTENT, IF ANY, THAT IT DESIRED, IT AVAILED ITSELF OF THIS RIGHT AND OPPORTUNITY, THAT IT OR ITS AUTHORIZED OFFICERS (AS THE CASE MAY BE) HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS AGREEMENT IN ITS ENTIRETY AND HAVE HAD IT FULLY EXPLAINED TO THEM BY SUCH PARTY'S RESPECTIVE COUNSEL, THAT EACH IS FULLY AWARE OF THE CONTENTS THEREOF AND ITS MEANING, INTENT AND LEGAL EFFECT, AND THAT IT OR ITS AUTHORIZED OFFICER (AS THE CASE MAY BE) IS COMPETENT TO EXECUTE THIS AGREEMENT AND HAS EXECUTED THIS AGREEMENT FREE FROM COERCION, DURESS OR UNDUE INFLUENCE.

          11.9  WAIVER.

          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          11.10  ENTIRE AGREEMENT AND MODIFICATION.

          This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Confidentiality Agreement dated January 22, 1997, between Buyer and George A. Luther, Sr.) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          11.11  SCHEDULES.

          (a) The disclosures in the Schedules, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          11.12  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

          No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer or as collateral security for any borrowings. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          11.13  SEVERABILITY.

          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          11.14  SECTION HEADINGS, CONSTRUCTION.

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          11.15  JOINT AND SEVERAL OBLIGATIONS OF SELLERS.

          The obligations of Sellers set forth in this Agreement are joint and several.

          11.16  NO INTERPRETATION AGAINST DRAFTER.

          This Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

          11.17  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            (SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                        Company:

                                        RHYTHM CITY, INC.


                                        By: /s/ George A. Luther
                                            -----------------------------------
                                            Name:  George A. Luther, Sr.
                                            Title: President


                                        Sellers:

                                        GEORGE A. LUTHER, SR.


                                        /s/ George A. Luther
                                        ---------------------------------------

                                        NADINE H. LUTHER


                                        /s/ Nadine H. Luther
                                        ---------------------------------------

                                        Buyer:

                                        GUITAR CENTER, INC.


                                        By: /s/ Larry E. Thomas
                                        ---------------------------------------
                                            Name:  Larry E. Thomas
                                            Title: President

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


          This First Amendment to Stock Purchase Agreement, dated as of April 16, 1997 (this "AMENDMENT"), hereby amends the Stock Purchase Agreement, dated as of April 14, 1997 (the "STOCK PURCHASE AGREEMENT"), among George A. Luther, Sr., Nadine H. Luther, Rhythm City, Inc., a Georgia corporation, and Guitar Center, Inc., a Delaware corporation. Capitalized terms used herein but not defined herein shall be as defined in the Stock Purchase Agreement.

          The Stock Purchase Agreement is hereby amended as follows:


1.   CASH TRANSFERS AT CLOSING.

          Pursuant to the Stock Purchase Agreement, as amended hereby, certain cash transfers by or on behalf of Buyer to Sellers are to take place at the Closing. The purpose of this Section 1 is expressly to identify the payments to be made, the manner in which they are to be made, and the related agreements among the parties regarding the conveyance of control over Company assets (including cash). Specifically, the parties agree as follows:

          (a)  PRELIMINARY PURCHASE PRICE FUNDING.  The funding required by
     Section 2.4(b)(i) of the Stock Purchase Agreement is $9,400,000, EXCLUDING the Working Capital Advance provided for in subsection 1(c) of this Amendment, below. Specifically, this amount represents the Preliminary Purchase Price of $10,300,000, LESS $900,000 representing the Working Capital Cash Holdback ($450,000) and the Indemnification Cash Holdback ($450,000). No reduction will be made in this calculation for Funded Debt or other Liabilities of the Company at the Closing Date because, as a component of the Working Capital Advance, Sellers represent that residual cash funds will be retained by the Company in an amount adequate to pay any such Funded Debt or other Liabilities. The $9,400,000 amount will be paid by wire transfer from Buyer to Sellers on the Closing Date as provided in the Agreement.

          (b) ESCROW AMOUNTS. As set forth in Section 2 of this Amendment, the Working Capital Cash Holdback ($450,000) and the Indemnification Cash Holdback ($450,000) will be funded into an escrow account to be established by a wire transfer of $900,000 from Buyer to the Initial Escrow Agent (as defined in Section 2 of this Amendment).

          (c) WORKING CAPITAL ADVANCE. As provided in the Stock Purchase Agreement, the Sellers have represented that they currently expect the Working Capital Adjustment Amount to be a positive amount and, accordingly, the parties have agreed that on the Closing Date there will also be paid to the Sellers an advance on such adjustment (I.E., an estimate of the increase in the purchase price related to a positive Working Capital Adjustment Amount). Based on the definition of Working

     Capital Advance provided in Section 2.4(c) of the Stock Purchase Agreement, on the Closing Date, Erick Mason on behalf of Buyer, and George A. Luther, Sr., on behalf of the Company and the Sellers, will consult and determine the appropriate Working Capital Advance no later than the close of business on the Closing Date. The parties acknowledge that such amount will be an estimate which they will arrive at jointly and in good faith. George A. Luther, Sr. will provide Erick Mason with reasonable detail to support his estimate of the Working Capital Advance. The Working Capital Advance, as determined in good faith by George A. Luther, Sr. and Erick Mason, will be documented in the form set forth on Exhibit A hereto. Upon the agreement of such parties, the Working Capital Advance will immediately be paid to the Sellers (allocated among the Sellers in the same proportion as the Purchase Price). If the Company has adequate funds, such payment may be made by the Company, which payment shall be deemed to have been made on behalf of Buyer as an element of the sale of stock by Sellers to Buyer.

          Buyer and Sellers acknowledge that the sole purpose of the Working Capital Advance is to pay an estimate of the Working Capital Adjustment Amount to Sellers pending the calculation of the actual amount as to be indicated on the Closing Financial Statements to be prepared promptly after Closing pursuant to Section 2.5(b) of the Stock Purchase Agreement. Any variance from the estimate to the actual amount will be a component of the ultimate Working Capital Adjustment Amount upon the terms and subject to the conditions set forth in the Stock Purchase Agreement.

          (d) ACCOUNT SIGNATURES. In connection with the Closing and the payment of the Working Capital Advance, Sellers acknowledge that control of the Company will be assumed by Buyer as sole shareholder. In connection therewith, George A. Luther, Sr. agrees to cooperate with representatives of Buyer in causing all cash accounts of the Company to be subject to the signature authority of those persons designated by Buyer. The parties agree that this transition will take place on the Closing Date or at the opening of bank business on the following day. The parties will cooperate fully with each other during this transition.


2.   ESCROW AMENDMENTS.

          (a) WORKING CAPITAL ESCROW. Section 2.6 of the Stock Purchase Agreement shall be amended and restated as follows:

          2.6  WORKING CAPITAL CASH HOLDBACK AND ADJUSTMENT PROCEDURE.

                    (a) On the Closing Date, Buyer shall deliver a cash fund of $450,000 (the "WORKING CAPITAL CASH HOLDBACK") into an escrow account (the "ESCROW ACCOUNT") for a period of at least 90 days after the Closing Date to be used as described in this Section 2.6 and to otherwise satisfy claims, if any, for indemnification pursuant to Section 10 on a non-exclusive basis. Such holding period is subject to reduction pursuant to Section 2.6(e).

                    (b) The term "WORKING CAPITAL HOLDBACK DIFFERENTIAL" (which may be a positive or negative number) shall mean the sum of (i) the Working Capital Cash Holdback, PLUS (ii) the Working Capital Adjustment Amount.

                    (c) Upon the later of (i) the 90th day after the Closing Date, (ii) the date on which Sellers accept the Closing Financial Statements without objection, and (iii) the date on which Sellers' objections, if any, to the Closing Financial Statements have been conclusively resolved pursuant to Section 2.5(c) (the "WORKING CAPITAL DETERMINATION DATE"), the Working Capital Holdback Differential shall be determined and distributed in accordance with Section 2.9 as follows:

                         (i) if the Working Capital Holdback Differential is a positive value, then, except to the extent of any claims for Damages (as defined in Section 10.2) then outstanding and unresolved, the Escrow Agent (as defined below) shall pay the Working Capital Holdback Differential to Sellers; PROVIDED, HOWEVER, that if such positive value is less than the Working Capital Cash Holdback, the Escrow Agent shall pay the difference between such positive value and the Working Capital Cash Holdback (the "WORKING CAPITAL HOLDBACK RESIDUAL") to the Buyer; and

                         (ii) if the Working Capital Holdback Differential is a negative value, then the Escrow Agent shall pay the Working Capital Cash Holdback to Buyer, and Sellers shall pay the Working Capital Holdback Differential to Buyer by certified bank or cashier's check payable to the order of Buyer.

                    (d)  [Intentionally deleted]

                    (e) Notwithstanding subsection (c) of the this Section 2.6, the Working Capital Determination Date shall occur on the 60th date after the Closing Date if on such date: (i) Sellers have accepted the Closing Financial Statements without objection, (ii) Buyer has received releases, in form and substance satisfactory to Buyer, of all Encumbrances against the assets of the Company, and (iii) the Buyer has received documentation from the Company's 20 largest vendors (based on the dollar value of merchandise purchased from vendors during the fiscal year ended August 31,
     1996) that such vendors have been paid all amounts due and owing as of the Closing Date.

          (b) INDEMNIFICATION ESCROW. Section 2.7 of the Stock Purchase Agreement shall be amended and restated as follows:

          2.7  INDEMNIFICATION CASH HOLDBACK AND ADJUSTMENT PROCEDURE.

                    (a) On the Closing Date, Buyer shall deliver a cash fund of $450,000 (the "INDEMNIFICATION CASH HOLDBACK") into the Escrow Account for a period of at least 180 days after the Closing Date to satisfy claims, if any, for indemnification pursuant to Section 10 on a non-exclusive basis.

                    (b) The term "INDEMNIFICATION HOLDBACK DIFFERENTIAL" (which may be a positive or negative number) shall mean the sum of (i) the Indemnification Cash Holdback, LESS (ii) the amount of any claims for Damages (as defined in Section 10.2) then outstanding and unresolved.

                    (c) Upon the later of (i) the 180th day after the Closing Date and (ii) the date upon which the Sellers accept the Closing Financial Statements without objection (the "INDEMNIFICATION HOLDBACK DETERMINATION DATE"), the Indemnification Holdback Differential shall be distributed in accordance with Section 2.9 as follows:

                         (i) if the Indemnification Holdback Differential is a positive value, then the Escrow Agent shall pay the Indemnification Holdback Differential to Sellers; PROVIDED, HOWEVER, that if such positive value is less than the Indemnification Cash Holdback, the Escrow Agent shall pay the difference between such positive value and the Indemnification Cash Holdback (the "INDEMNIFICATION HOLDBACK RESIDUAL") to the Buyer; and

                         (ii) if the Indemnification Holdback Differential is a negative value, then the Escrow Agent shall pay the Indemnification Cash Holdback to Buyer, and Sellers shall pay the Indemnification Holdback Differential to Buyer by certified bank or cashier's check payable to the order of Buyer.

                    (d)  [Intentionally deleted]

          (c) ESCROW MECHANISM. A Section 2.9 shall be added to the Stock Purchase Agreement as follows:

          2.9  ESCROW PROCEDURES.

                    (a) Pursuant to Sections 2.6(a) and 2.7(a), Buyer shall deliver the Working Capital Cash Holdback and the Indemnification Cash Holdback to Minkin & Snyder, P.C., as escrow agent (the initial "ESCROW AGENT"), pursuant to an Escrow Agreement in the form of Exhibit B (the initial "ESCROW AGREEMENT") delivered by each of Buyer, Seller Representative (as defined below), the Company and the initial Escrow Agent. As soon as practicable after the Closing, Buyer and Seller Representative shall jointly designate a mutually acceptable successor Escrow Agent, which shall be a bank, title company or similar financial institution independent of Buyer and Sellers, appointed pursuant to a mutually acceptable successor Escrow Agreement substantially similar to the initial Escrow Agreement. Upon such designation, Buyer and Seller Representative shall execute joint written instructions to the initial Escrow Agent instructing such initial Escrow Agent to deliver the funds representing the Working Capital Cash Holdback and the Indemnification Cash Holdback, and all interest thereon, to the successor Escrow Agent.

                    (b) Upon the occurrence of the Working Capital Determination Date and the determination of the Working Capital Holdback Differential in accordance with Section 2.6, each of Buyer and Seller Representative shall promptly execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Working Capital Holdback Differential and any Working Capital Holdback Residual as set forth in Section 2.6. and otherwise in accordance with this Agreement.

                    (c) Upon the occurrence of the Indemnification Holdback Determination Date and the determination of the Indemnification Holdback Differential in accordance with Section 2.7, each of Buyer and Seller Representative shall promptly execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Indemnification Holdback Differential and any Indemnification Holdback Residual as set forth in Section 2.7 and otherwise in accordance with this Agreement.

                    (d) For purposes of this Agreement, Sellers represent and agree that George A. Luther, Sr. (the "SELLER REPRESENTATIVE") is authorized and empowered to take any actions and to grant any consent on Sellers' behalf, individually and collectively, with respect to matters contemplated by this Agreement or any related agreement (including, without limitation, the initial Escrow Agreement and any successor Escrow Agreement) and Buyer, the initial Escrow Agent and any successor Escrow Agent shall be entitled to rely upon any such acts or consents done or granted by George A. Luther, Sr. for himself and the other Seller.

                    (e) Upon the Working Capital Determination Date, to the extent that any portion of the Working Capital Cash Holdback is paid to the Sellers, the Sellers shall also be paid a pro rata share of the interest earned on the Working Capital Cash Holdback to such date, and to the extent that any portion of the Working Capital Cash Holdback is paid to Buyer, Buyer shall receive a pro rata share of the interest earned on the Working Capital Cash Holdback to such date. Upon the Indemnification Holdback Determination Date, to the extent any portion of the Indemnification Cash Holdback is paid to Buyer, Buyer shall receive a pro rata share of the interest earned on the Indemnification Cash Holdback to such date.

3. INVENTORY. In clarification of Section 2.5(d) of the Stock Purchase Agreement, the parties agree that Sellers, at their expense, may be present during, and otherwise observe and check, the inventory count.

4. MISCELLANEOUS. From and after the execution hereof, the Stock Purchase Agreement and this Amendment shall be read together as one and the same agreement. Except as expressly amended pursuant to this Amendment, the parties hereto hereby agree and acknowledge that the Stock Purchase Agreement, as executed and dated as of April 14, 1997, remains in full force and effect. This Amendment may be executed in counterparts.


                            (SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Stock Purchase Agreement as of the date first written above.

                                    Company:

                                    RHYTHM CITY, INC.


                                    By: /s/ George A. Luther
                                        ---------------------------------------
                                        Name:  George A. Luther, Sr.
                                        Title:  President


                                    Sellers:

                                    GEORGE A. LUTHER, SR.


                                    /s/ George A. Luther
                                    ---------------------------------------

                                    NADINE H. LUTHER


                                    /s/ Nadine H. Luther
                                    ---------------------------------------

                                    Buyer:

                                    GUITAR CENTER, INC.


                                    By:  /Signature/
                                        ---------------------------------------
                                        Name:
                                        Title: